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                                                                 Exhibit (h)(14)

                            CALAMOS INVESTMENT TRUST

                 AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

     This is an amendment (the "Amendment") to the Transfer Agent Servicing Agreement, dated January 1, 2007, by and among Calamos Investment Trust, Calamos Advisors Trust and U.S. Bancorp Fund Services, LLC (the "Agreement").

     In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement:

     1.   Exhibit A of the Agreement is hereby changed as follows:

          The Calamos Fund Complex shall mean:

               Calamos Investment Trust
                  Calamos Growth Fund
                  Calamos Blue Chip Fund
                  Calamos Value Fund
                  Calamos Growth & Income Fund
                  Calamos International Growth Fund
                  Calamos Global Growth & Income Fund
                  Calamos High Yield Fund
                  Calamos Convertible Fund
                  Calamos Market Neutral Income Fund
                  Calamos Multi-Fund Blend
                  Calamos Global Equity Fund
                  Calamos Government Money Market Fund
                  Calamos Total Return Bond Fund

               Calamos Advisors Trust
                  Calamos Growth and Income Portfolio

     All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

     Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated: June 15, 2007

CALAMOS INVESTMENT TRUST                U.S. BANCORP FUND SERVICES LLC


By: /s/ James S. Hamman, Jr.            By: /s/ Michael R. McVoy
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: Michael R. McVoy
Title: Secretary                        Title: Senior Vice President

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CALAMOS ADVISORS TRUST


By: /s/ James S. Hamman, Jr.
    ---------------------------------
Name: James S. Hamman, Jr.
Title: Secretary